                            JOINT FILERS' SIGNATURES

BCP Energy Services Fund GP, LP

By: BCP Energy Services Fund UGP, LLC, its general partner

By:    /s/ Jeffrey Jenkins                             Date: June 20, 2018
       ------------------
Name:  Jeffrey Jenkins
Title: Authorized Person

Charah Holdings GP LLC

By:    /s/ Mark Spender                                Date: June 20, 2018
       ----------------
Name:  Mark Spender
Title: Authorized Person

James Bernhard

By:    /s/ James Bernhard                              Date: June 20, 2018
       -----------------
Name:  James Bernhard
Title: Authorized Person

Jeffrey Jenkins

By:    /s/ Jeffrey Jenkins                             Date: June 20, 2018
       ------------------
Name:  Jeffrey Jenkins
Title: Authorized Person